As filed with the Securities and Exchange Commission on September 9, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SUNTERRA CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	95-4582157 (I.R.S. Employer Identification No.)

3865 West Cheyenne Avenue

North Las Vegas, Nevada 89032

(702) 804-8600

www.sunterra.com

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☒

Securities Act registration statement file number to which this Form relates: 333-105168.

Securities to be registered pursuant to Section 12 (g) of the Act:

Common Stock, par value $0.01 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s securities to be registered is incorporated by reference to the section entitled “Description of Securities to be Registered” in the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-105168, filed with the Securities and Exchange Commission on August 27, 2003, and any amendments with respect thereto.

Item 2. Exhibits

Exhibit No.	Description of Document
3.1	Articles of Amendment and Restatement of Sunterra Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (date of event July 29, 2002).

3.2	Amended and Restated Bylaws of Sunterra Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUNTERRA CORPORATION

Dated: September 9, 2003

	By:	/s/ NICHOLAS J. BENSON

Nicholas J. Benson Chief Executive Officer